Sales Report:Supplement No. 156 dated Mar 15, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 424448
This series of Notes was issued and sold upon the funding of the borrower loan #41203, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Feb-25-2010
				Auction end date:	Feb-26-2010

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 12.94%	Starting monthly payment:	$31.98
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 12.75%	Final monthly payment:	$31.89

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2000	Debt/Income ratio:	42%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 13	Length of status:	10y 2m
Credit score:	720-739 (Feb-2010)	Total credit lines:	33	Occupation:	Laborer
Now delinquent:	0	Revolving credit balance:	$5,680	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	43%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	aschac05	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	18 ( 100% )	720-739 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	660-679 (Jul-2009) 660-679 (Apr-2009) 640-659 (Jul-2008) 640-659 (Jun-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
back up cash
Purpose of loan:
This loan will be used for spare cash

My financial situation:
I am a good candidate for this loan because?
I have always paid my bills on time
Monthly net income: $ 2000

Monthly expenses: $
??Housing: $?300

??Insurance: $ 133
??Car expenses: $ 441
??Utilities: $ 0????
??Phone, cable, internet: $?0
??Food, entertainment: $ 200
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 500
??Other expenses: $0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Cai8899	$50.00	$50.00	2/25/2010 4:04:04 PM
Havana21	$50.00	$50.00	2/25/2010 4:04:46 PM
macjp123	$25.00	$25.00	2/25/2010 4:08:01 PM
desertoasis	$25.00	$25.00	2/25/2010 4:01:30 PM
micko	$25.00	$25.00	2/25/2010 4:02:51 PM
bchen78875	$25.00	$25.00	2/25/2010 4:04:13 PM
don8ter	$25.00	$25.00	2/25/2010 4:05:04 PM
kbodendorf	$25.00	$25.00	2/25/2010 4:05:38 PM
Microfinancer	$25.00	$25.00	2/25/2010 4:05:49 PM
nourishing-interest0	$25.00	$25.00	2/25/2010 4:08:09 PM
peerlender	$30.00	$30.00	2/25/2010 4:04:10 PM
AF-Chief	$28.00	$28.00	2/25/2010 4:06:05 PM
progressive-asset	$100.00	$100.00	2/25/2010 4:08:13 PM
skuba	$25.00	$25.00	2/25/2010 4:02:59 PM
bowdish1	$100.00	$100.00	2/25/2010 4:04:33 PM
asset-professor	$75.00	$75.00	2/25/2010 4:05:00 PM
KrazyCelticKid	$75.00	$75.00	2/25/2010 4:05:13 PM
enthusiastic-balance5	$100.00	$100.00	2/25/2010 4:05:44 PM
credit-kahuna	$100.00	$100.00	2/25/2010 4:08:23 PM
calm-deal7	$25.00	$25.00	2/25/2010 4:07:54 PM
hitsman	$50.00	$42.00	2/25/2010 4:08:32 PM
21 bids
Borrower Payment Dependent Notes Series 447440
This series of Notes was issued and sold upon the funding of the borrower loan #41183, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Feb-22-2010
				Auction end date:	Feb-25-2010

Starting lender yield:	21.95%	Starting borrower rate/APR:	22.95% / 25.49%	Starting monthly payment:	$58.03
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 22.39%	Final monthly payment:	$55.67

Auction yield range:	8.05% - 21.95%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1978	Debt/Income ratio:	26%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	17 / 16	Length of status:	6y 6m
Credit score:	640-659 (Feb-2010)	Total credit lines:	37	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$34,309	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	consummate-finance	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Payoff credit cards
Purpose of loan:
Pay off a high rate credit card.??The interest rate on?this card?was?increased by the lender to an?unreasonably high level before the new federal credit card?laws went into effect.? I'm willing to pay a relatively high rate for this Prosper loan to convert the revolving credit card debt to a more manageable installment loan.

My financial situation:
I am a good candidate for this loan because I earn a fairly high income and can comfortably service my remaining credit card debt.? Most of my remaining debt is at significantly lower interest rates.

Monthly net income:
Salary $11,050
Less: Taxes $(2,150)
Net Pay $8,900

Monthly expenses:?
??Housing: $ 2,500
??Insurance: $ 250
??Car expenses: $ 850
??Utilities: $ 500
??Phone, cable, internet: $ 300
??Food, entertainment: $ 1,100
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 2,100
??Other expenses: $ 300
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

steely_dan34	$25.00	$25.00	2/22/2010 4:11:18 PM
personal-lender	$25.00	$25.00	2/22/2010 4:30:38 PM
delicious-social132	$25.00	$25.00	2/22/2010 4:31:36 PM
red-favorable-basis	$25.00	$25.00	2/22/2010 4:29:53 PM
friendly-worth3	$25.00	$25.00	2/22/2010 4:30:23 PM
lloyd_s	$25.00	$25.00	2/22/2010 4:31:22 PM
Speculator	$50.00	$50.00	2/22/2010 4:31:48 PM
peerlender	$30.00	$30.00	2/22/2010 4:32:15 PM
HHP	$25.00	$25.00	2/22/2010 4:33:47 PM
honorable-yield	$50.00	$50.00	2/22/2010 4:34:45 PM
dynrep	$25.00	$25.00	2/23/2010 10:13:38 AM
moo916	$25.00	$25.00	2/23/2010 6:20:14 PM
FinanceEngine	$25.00	$25.00	2/24/2010 8:55:19 AM
webfeet	$25.00	$25.00	2/24/2010 9:27:01 AM
MarcusOcean	$50.00	$50.00	2/23/2010 11:26:10 PM
drysdale-sd	$25.00	$25.00	2/24/2010 10:53:09 AM
JCPlending	$25.00	$25.00	2/24/2010 7:11:10 PM
wise-handy-finance	$25.00	$25.00	2/22/2010 4:19:59 PM
bold-durability-drum	$25.00	$25.00	2/22/2010 4:16:54 PM
flexible-value	$26.00	$26.00	2/22/2010 4:30:09 PM
Kaj	$25.00	$25.00	2/22/2010 4:31:04 PM
bchen78875	$25.00	$25.00	2/22/2010 4:32:32 PM
asset-professor	$75.00	$75.00	2/22/2010 4:34:21 PM
Cai8899	$50.00	$50.00	2/22/2010 4:31:56 PM
bowdish1	$100.00	$100.00	2/22/2010 4:32:59 PM
Havana21	$50.00	$50.00	2/22/2010 4:33:36 PM
kbodendorf	$25.00	$25.00	2/22/2010 4:36:08 PM
don8ter	$25.00	$25.00	2/22/2010 4:34:32 PM
inspired-contract9	$25.00	$25.00	2/22/2010 4:36:36 PM
KrazyCelticKid	$75.00	$75.00	2/22/2010 4:34:58 PM
kmr2	$200.00	$200.00	2/22/2010 4:35:14 PM
natural-greenback6	$25.00	$25.00	2/22/2010 4:35:30 PM
desertoasis	$25.00	$25.00	2/22/2010 4:35:48 PM
enthusiastic-balance5	$100.00	$44.00	2/22/2010 4:36:44 PM
Rearden_Steel	$25.00	$25.00	2/23/2010 7:05:01 AM
Bank_Of_XL	$50.00	$50.00	2/23/2010 8:16:08 AM
IPG1	$25.00	$25.00	2/23/2010 9:10:55 AM
the-profit-oracle	$25.00	$25.00	2/23/2010 4:56:16 PM
Bob450	$25.00	$25.00	2/23/2010 10:38:24 PM
39 bids
Borrower Payment Dependent Notes Series 447504
This series of Notes was issued and sold upon the funding of the borrower loan #41189, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Feb-22-2010
				Auction end date:	Feb-28-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	17.45%	Final borrower rate/APR:	18.45% / 20.92%	Final monthly payment:	$54.57

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	25.96%
Lender servicing fee:	1.00%	Estimated return:	-8.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1985	Debt/Income ratio:	19%
Basic (1-10):	2	Inquiries last 6m:	2	Employment status:	Retired
Enhanced (1-5):	1	Current / open credit lines:	8 / 6	Length of status:	9y 8m
Credit score:	600-619 (Feb-2010)	Total credit lines:	23	Stated income:	$1-$24,999
Now delinquent:	4	Revolving credit balance:	$2,512
Amount delinquent:	$3,261	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	33
Screen name:	toplady1	Borrower's state:	Washington	Borrower's group:	HARD MONEY LOANS
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	59 ( 100% )	600-619 (Latest)
Principal borrowed:	$2,057.00	< mo. late:	0 ( 0% )	560-579 (Jan-2008) 560-579 (Dec-2007) 540-559 (Nov-2007) 560-579 (Feb-2007)
Principal balance:	$428.17	1+ mo. late:	0 ( 0% )
Total payments billed:	59
Description
Moving Forward
Purpose of loan:
This loan will be used to?
This Loan will be used to get needed dental care, pay off some medical bills from recent surgery.
My financial situation:
I am a good candidate for this loan because?
I have paid off a l3 year loan with Prosper.? I have one year left on an existing loan, and I have NEVER been late or missed a payment.? I recently received a credit line increase on 2 of my accounts.? I?am working on restoring my credit after a backruptcy in 2006, so?I do have a low score, but my curren credit is timely, and my Prosper record is STELLAR.

Monthly net income: $ 1,684

Monthly expenses: $ 600
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: You say that you have "NEVER been late or missed a payment," yet your listing shows that you are currently delinquent on 4 accounts for a total of over $3000. Explain. - dynrep
A: Thanks for the question. I filed for bankruptcy in 2005, and was discharged in 2006. I checked my credit report about 6 months ago and found that 2 of my former creditors had not yet recorded the bankruptcy and were still reporting money as being owed. I am not sure what other accounts you refer to, since a recent report stated that there were only 2 in question. I have contacted my bankruptcy attorney with the information, and they are aggressively acting on this. (Feb-23-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Aberdeen	$350.00	$350.00	2/26/2010 2:43:05 PM
Aberdeen	$350.00	$350.00	2/26/2010 2:43:23 PM
LuvToLend	$75.00	$75.00	2/27/2010 4:09:55 PM
CoolPlexer	$25.00	$25.00	2/28/2010 2:23:32 PM
Aberdeen	$350.00	$350.00	2/26/2010 2:45:26 PM
Aberdeen	$350.00	$350.00	2/26/2010 2:45:23 PM
6 bids
Borrower Payment Dependent Notes Series 447628
This series of Notes was issued and sold upon the funding of the borrower loan #41186, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,600.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Feb-22-2010
				Auction end date:	Mar-01-2010

Starting lender yield:	7.00%	Starting borrower rate/APR:	8.00% / 8.34%	Starting monthly payment:	$81.47
Final lender yield:	7.00%	Final borrower rate/APR:	8.00% / 8.34%	Final monthly payment:	$81.47

Auction yield range:	3.05% - 7.00%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1998	Debt/Income ratio:	7%
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	14y 3m
Credit score:	840-859 (Feb-2010)	Total credit lines:	25	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$40	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	plentiful-payout8	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
new truck
I am applying for this loan because I need a good work truck to work around the?house this summer. I am tired of paying delivery charges or asking people to borrow their truck.

My financial situation:
I am a good candidate for this loan because I have excellent credit history.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

turbospeed	$25.00	$25.00	2/22/2010 4:14:44 PM
cash-sensai2	$25.00	$25.00	2/22/2010 4:58:11 PM
blot44	$25.00	$25.00	2/22/2010 6:56:42 PM
don'twannadance	$50.00	$50.00	2/23/2010 10:03:49 AM
ultimate-commitment	$25.00	$25.00	2/23/2010 8:19:49 PM
dontscrewmeover1	$50.00	$50.00	2/23/2010 6:55:34 PM
webfeet	$50.00	$50.00	2/24/2010 10:53:38 AM
FLFF	$50.00	$50.00	2/25/2010 6:17:57 AM
RandyL3	$50.00	$50.00	2/25/2010 3:02:02 PM
smarva	$25.00	$25.00	2/26/2010 7:06:40 AM
mjcareful	$35.00	$35.00	2/26/2010 8:20:17 AM
cash-vault	$25.00	$25.00	2/26/2010 2:46:27 PM
LoveVA	$30.00	$30.00	2/27/2010 11:48:26 AM
LovinMe	$25.00	$25.00	2/27/2010 4:16:38 PM
PalmerTheEmbalmer	$25.00	$25.00	2/27/2010 9:42:49 PM
mattpet	$25.00	$25.00	2/28/2010 11:32:04 AM
helping-out	$40.00	$40.00	2/28/2010 1:00:52 PM
bonus-adventure3	$25.00	$25.00	2/28/2010 8:30:34 PM
Chad2Help	$25.00	$25.00	3/1/2010 5:03:54 AM
ingenious-social8	$25.00	$25.00	3/1/2010 12:53:27 PM
kf88	$25.00	$25.00	3/1/2010 2:48:52 PM
wwwUniversal	$25.00	$25.00	3/1/2010 2:50:09 PM
StocksMan	$50.00	$50.00	3/1/2010 4:06:59 PM
kgeezy	$44.07	$44.07	2/22/2010 4:20:32 PM
bkb7484	$25.00	$25.00	2/23/2010 3:29:22 AM
happyface	$50.00	$50.00	2/23/2010 9:49:10 AM
don'twannadance	$50.00	$50.00	2/23/2010 10:03:25 AM
truth-trapper	$25.00	$25.00	2/23/2010 6:59:05 PM
fiveoptrl	$50.00	$50.00	2/24/2010 8:15:00 AM
Mav26	$250.00	$250.00	2/24/2010 11:06:17 AM
Interral	$25.00	$14.72	2/24/2010 11:31:43 AM
eCapital	$25.00	$25.00	2/24/2010 10:13:04 PM
F_r_e_d_s__B_a_n_k	$100.00	$100.00	2/25/2010 2:20:41 PM
dammage	$25.00	$25.00	2/26/2010 3:05:42 AM
Dollars4Rent	$25.00	$25.00	2/25/2010 7:58:17 PM
trent98375	$25.00	$25.00	2/25/2010 9:37:32 PM
Lisabosy	$150.00	$150.00	2/26/2010 4:38:59 AM
heeeley	$25.00	$25.00	2/26/2010 6:45:12 AM
freetolive	$25.00	$25.00	2/26/2010 4:10:21 PM
circustab	$50.00	$50.00	2/26/2010 4:17:33 PM
marwadi-62	$200.00	$200.00	2/26/2010 6:08:17 PM
preciouschild	$100.00	$100.00	2/26/2010 7:18:05 PM
HPANTER311	$25.00	$25.00	2/27/2010 4:59:03 AM
Whit021	$50.00	$50.00	2/27/2010 2:23:14 PM
felicity-loyalist0	$65.00	$65.00	2/27/2010 4:27:50 PM
maplehouse	$28.96	$28.96	2/28/2010 7:23:46 AM
all_of_that_one	$25.00	$25.00	2/28/2010 7:30:33 AM
Deut_15_6	$25.00	$25.00	2/28/2010 5:18:39 AM
ColoradoBanker	$25.00	$25.00	2/28/2010 8:57:10 PM
socal-lender	$25.00	$25.00	2/28/2010 10:35:04 PM
tomjac2000	$25.00	$25.00	2/28/2010 4:03:28 PM
JohnSmith10	$25.00	$25.00	2/28/2010 5:52:31 PM
BipedalHominid	$25.00	$25.00	3/1/2010 11:56:51 AM
jybank	$25.00	$25.00	3/1/2010 12:52:55 PM
dudebrah	$25.00	$25.00	3/1/2010 10:36:51 AM
cwegert	$107.00	$107.00	3/1/2010 10:50:10 AM
plbquic	$25.00	$25.00	3/1/2010 11:10:05 AM
isfahanian	$35.25	$35.25	3/1/2010 12:45:04 PM
khamlagirl	$25.00	$25.00	3/1/2010 12:47:21 PM
59 bids
Borrower Payment Dependent Notes Series 448562
This series of Notes was issued and sold upon the funding of the borrower loan #41187, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,800.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Mar-04-2010
				Auction end date:	Mar-11-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$81.42
Final lender yield:	23.44%	Final borrower rate/APR:	24.44% / 26.74%	Final monthly payment:	$71.04

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.76%
Lender servicing fee:	1.00%	Estimated return:	7.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1988	Debt/Income ratio:	25%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 6	Length of status:	22y 5m
Credit score:	620-639 (Mar-2010)	Total credit lines:	74	Occupation:	Administrative Assi...
Now delinquent:	1	Revolving credit balance:	$1,879	Stated income:	$75,000-$99,999
Amount delinquent:	$1,192	Bankcard utilization:	104%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	RAO143	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	620-639 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	600-619 (Jan-2010) 600-619 (Nov-2009) 620-639 (Jul-2009) 640-659 (Jul-2008)
Principal balance:	$3,073.12	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Auto Maintenance/Keeping Current
Purpose of loan:?: This will be my second active loan via Prosper, whereby I have made all of my payments?to Prosper on time.? This second loan will be used solely to off-set recent expenses incurred?relating to?auto maintenance performed on my?2005 VW Beetle (new tires, struts & shocks replacement, & a major mileage transmission tune-up).? This loan will allow me to remain current on my other debts.? It is my intention to pay this loan off early, as I am in line for an employment promotion?within the next two months, and I am making a move to the suburbs to lower my cost of living expenses (in-town rent).

My financial situation: I am a good candidate for this loan because I have?an excellent?credit history with Prosper.? I have been a top performer for a prestigious private company for 20 years.? Professionally, these past several years have seen my career springboard with promotions, recognition awards, annual salary increases, coupled with consistent overtime opportunities.

Monthly net income: $ 3,944.42 (based on my last payroll statement, which includes solid, historical, & monthly overtime hours worked).? My monthly income fluctuates due to overtime, which?can be?substantial.

**Note to?potential Lenders?- My?Prosper rating has?been lowered?from a "C" to an "E" (although my credit score remains the same as it was when I requested my first loan w/ Prosper - 642).? I assume my score is lower due to my debt-to-income ratio & having been a month?in arrears?on my car loan for a couple of months?(final pay-off June 2011).? I will be current with this creditor by the end of March.? Your consideration of assistance is very much appreciated in advance.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: hi, what industry do you work in? do you still have those payday loans? thanks! - shrewd-income
A: Hello, and thank you for your questions. I work for a global financial/professional services firm and am of senior rank in administration. I do not utilize pay day loan services, as I found out quickly (& long ago) that they are a one-way ticket to rapid financial decline. (Mar-06-2010)
Q: Hi! Sorry to hear about your car. Just to be clear, do you plan to use this loan to pay off the amount of your arrears? That sounds like a good idea and one I'd be happy to support. Good luck! - farblest
A: Hello. Thank you for your question. My car is a 2005, and because I want to keep it in as good condition as possible (it will be paid off next year, and I plan to drive it for many years to come), I am occasionally required to spend serious money on maintenance. It was necessary I have the repairs made immediately, but now I am arrears in my car payment, which is why I am asking for only the amount of the arrears. Really committed to getting out of debt, too. I am up for a promotion soon. (Mar-07-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

deepblue34	$30.00	$30.00	3/9/2010 5:58:32 PM
Mikale360	$25.00	$25.00	3/10/2010 8:30:00 AM
bst	$77.54	$77.54	3/10/2010 2:37:51 PM
lender12345	$25.00	$25.00	3/10/2010 6:22:27 PM
Feyenoord	$40.80	$40.80	3/10/2010 6:14:20 PM
nurat	$40.00	$40.00	3/11/2010 6:06:02 AM
Leshan	$100.00	$100.00	3/11/2010 7:34:42 AM
ferengi_finance	$37.22	$37.22	3/11/2010 10:06:47 AM
MrMoneyBags	$25.71	$25.71	3/11/2010 11:16:15 AM
DonDiego	$25.00	$25.00	3/11/2010 3:43:36 PM
ultimate-peace	$600.00	$600.00	3/11/2010 2:58:51 PM
Tycho	$26.00	$26.00	3/8/2010 10:43:30 AM
realtormoises	$25.00	$25.00	3/10/2010 11:49:45 AM
Jinja	$27.82	$27.82	3/10/2010 4:14:45 PM
MrRooster101	$25.00	$25.00	3/10/2010 9:33:53 PM
credit-coach118	$25.00	$25.00	3/11/2010 8:42:37 AM
wild-orange	$25.00	$25.00	3/11/2010 9:31:28 AM
fairness-atmosphere	$30.00	$30.00	3/11/2010 10:11:18 AM
shrewd-income	$150.00	$150.00	3/11/2010 10:52:48 AM
bull_lender	$36.00	$36.00	3/11/2010 8:56:00 AM
cunning-compassion1	$25.00	$25.00	3/11/2010 2:37:18 PM
DADOF1	$25.00	$25.00	3/11/2010 3:17:57 PM
martymaniaman	$49.01	$49.01	3/11/2010 3:19:51 PM
golden-currency	$25.00	$25.00	3/11/2010 3:29:58 PM
jtc26	$26.74	$26.74	3/11/2010 1:30:42 PM
Engineer44	$25.00	$25.00	3/11/2010 4:00:12 PM
social-conductor4	$25.00	$3.16	3/11/2010 3:57:48 PM
five-star-note	$75.00	$75.00	3/11/2010 3:04:01 PM
shrewd-income	$100.00	$100.00	3/11/2010 3:07:03 PM
DasMula	$25.00	$25.00	3/11/2010 3:54:45 PM
2seriousteachers	$25.00	$25.00	3/11/2010 3:59:00 PM
31 bids
Borrower Payment Dependent Notes Series 449900
This series of Notes was issued and sold upon the funding of the borrower loan #41192, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Mar-10-2010
				Auction end date:	Mar-11-2010

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.72%	Starting monthly payment:	$47.97
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.54%	Final monthly payment:	$47.84

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1990	Debt/Income ratio:	26%
Basic (1-10):	9	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	15 / 13	Length of status:	4y 4m
Credit score:	720-739 (Mar-2010)	Total credit lines:	43	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$10,236	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	50%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	openness-delight	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
GoingtoZero
Purpose of loan:
This loan will be used to pay down debt?

My financial situation is getting healthy
I am a good candidate for this loan because I have a solid income and a financial plan
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

macjp123	$25.00	$25.00	3/10/2010 4:32:49 PM
moola-man	$30.00	$30.00	3/10/2010 4:35:02 PM
RetiredATC	$25.00	$25.00	3/10/2010 4:35:15 PM
skuba	$25.00	$25.00	3/10/2010 4:30:45 PM
bigdogsafety1	$25.00	$25.00	3/10/2010 4:37:14 PM
mmckune	$25.00	$25.00	3/10/2010 4:40:57 PM
shiny-revenue	$25.00	$25.00	3/10/2010 4:39:08 PM
progressive-asset	$100.00	$100.00	3/10/2010 4:39:18 PM
delicious-social132	$25.00	$25.00	3/10/2010 4:33:58 PM
irrelevant	$25.00	$25.00	3/10/2010 4:34:25 PM
newest-famous-loan	$25.00	$25.00	3/10/2010 4:34:56 PM
Vetrepreneur	$25.00	$25.00	3/10/2010 4:38:05 PM
zeraphm	$25.00	$25.00	3/10/2010 5:42:28 PM
tenacious-commitment6	$25.00	$25.00	3/10/2010 6:42:51 PM
dontscrewmeover1	$50.00	$50.00	3/10/2010 7:02:01 PM
honorable-yield	$50.00	$50.00	3/10/2010 6:35:18 PM
ddog0224	$25.00	$25.00	3/10/2010 6:35:44 PM
gracej	$25.00	$25.00	3/10/2010 9:02:25 PM
personal-lender	$25.00	$25.00	3/10/2010 4:33:55 PM
top-silver-american	$25.00	$25.00	3/10/2010 4:34:39 PM
enthusiastic-balance5	$100.00	$100.00	3/10/2010 4:32:16 PM
sharp-bill2	$40.00	$40.00	3/10/2010 4:35:25 PM
AF-Chief	$27.00	$27.00	3/10/2010 4:27:42 PM
Clambake	$50.00	$50.00	3/10/2010 4:33:02 PM
torion	$25.00	$25.00	3/10/2010 4:33:07 PM
jokerj006	$25.00	$25.00	3/10/2010 4:36:38 PM
Avala	$50.00	$50.00	3/10/2010 4:33:18 PM
mg6619	$25.00	$25.00	3/10/2010 4:34:06 PM
fightinjoe	$25.00	$25.00	3/10/2010 4:35:07 PM
inspired-contract9	$25.00	$25.00	3/10/2010 4:36:22 PM
nanda	$25.00	$25.00	3/10/2010 4:36:32 PM
sympathetic-asset	$25.00	$25.00	3/10/2010 4:36:45 PM
bkwest01	$100.00	$100.00	3/10/2010 4:37:08 PM
bonus-adventure3	$25.00	$25.00	3/10/2010 4:37:29 PM
a-goal-bill	$25.00	$25.00	3/10/2010 4:37:01 PM
successful-euro	$30.00	$30.00	3/10/2010 4:38:14 PM
supe11	$25.00	$25.00	3/10/2010 6:02:20 PM
redrock007	$25.00	$25.00	3/10/2010 4:39:38 PM
tranquil-openness1	$25.00	$25.00	3/10/2010 6:02:18 PM
mrscenicroute	$25.00	$25.00	3/10/2010 8:44:41 PM
siesta100	$25.00	$25.00	3/10/2010 5:47:47 PM
Supernick	$25.00	$23.00	3/10/2010 9:38:59 PM
leodaguy	$25.00	$25.00	3/10/2010 6:35:36 PM
asset-professor	$75.00	$75.00	3/10/2010 6:35:45 PM
44 bids
Borrower Payment Dependent Notes Series 446657
This series of Notes was issued and sold upon the funding of the borrower loan #41193, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Feb-22-2010
				Auction end date:	Mar-01-2010

Starting lender yield:	13.04%	Starting borrower rate/APR:	14.04% / 16.20%	Starting monthly payment:	$239.38
Final lender yield:	12.85%	Final borrower rate/APR:	13.85% / 16.01%	Final monthly payment:	$238.73

Auction yield range:	6.05% - 13.04%	Estimated loss impact:	5.21%
Lender servicing fee:	1.00%	Estimated return:	7.64%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1997	Debt/Income ratio:	30%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	7y 1m
Credit score:	720-739 (Feb-2010)	Total credit lines:	23	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$12,844	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	75%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	OH-IO	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help my family prosper
Purpose of loan:
This loan will be used to consolidate my high interest rate cards so that I can get rid of them once and for all.

My financial situation:
I am a good candidate for this loan because I have a great job as an IT Manager and have been with the same company for 7 years.? I am also very responsible and do not miss payments.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please list for us your credit card balances and interest rates. - Moneypenny6
A: Discover - 3000@17.99% and 3000 @ 24.99% - Stupid Cash Advance Lowes - 1000@17.99 Please note that I also just paid off with tax return: Best Buy - 2000@24.99% HH Gregg - 1500@24.99% Other card with balance not being paid by this loan: AmEx - 1800@5% I am done with credit cards and will be closing all store accounts soon. Hope this was what you were looking for let me know if you have any other questions. (Feb-22-2010)
Q: How did you run up such large balances and will you be able to pay back the loan and the Amex card without putting a strain on your finances? - MonkeyHero
A: I ran them up by buying things I did not need with money I did not have. I have grown up and seen the light. I am snowballing all of my debts. As answered in a previous question I have recently payed of other bills that have freed up monthly money so there will be no strain on paying this loan. I plan on attacking the AmEx aggressively and should have it paid of in the about 4 months. After that the only debt I will have is this loan, two cars, and my mortgage. (Feb-27-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

steely_dan34	$25.00	$25.00	2/22/2010 4:11:15 PM
bankofsam	$25.00	$25.00	2/22/2010 4:11:24 PM
Artist_Blue	$25.00	$25.00	2/22/2010 4:16:39 PM
MCKT76210	$25.00	$25.00	2/22/2010 4:12:37 PM
divedude	$25.00	$25.00	2/22/2010 4:13:36 PM
tornandfrayed	$25.00	$25.00	2/22/2010 4:17:22 PM
papaman	$25.00	$25.00	2/22/2010 4:17:37 PM
bvj21	$25.00	$25.00	2/22/2010 4:13:20 PM
wise-handy-finance	$25.00	$25.00	2/22/2010 4:20:02 PM
Casman8815	$25.00	$25.00	2/22/2010 4:17:08 PM
Hokiemon	$75.00	$75.00	2/22/2010 4:17:44 PM
kulender	$25.00	$25.00	2/22/2010 4:22:10 PM
goldeneye777	$25.00	$25.00	2/22/2010 4:26:32 PM
malmoswed1	$50.00	$50.00	2/22/2010 4:22:38 PM
Supernick	$25.00	$25.00	2/22/2010 4:24:28 PM
larrybird	$34.69	$34.69	2/22/2010 4:25:27 PM
bchen78875	$25.00	$25.00	2/22/2010 4:32:24 PM
flexible-value	$26.00	$26.00	2/22/2010 4:30:05 PM
friendly-worth3	$25.00	$25.00	2/22/2010 4:30:27 PM
Cai8899	$50.00	$50.00	2/22/2010 4:31:53 PM
asset-professor	$75.00	$75.00	2/22/2010 4:34:24 PM
peerlender	$30.00	$30.00	2/22/2010 4:32:17 PM
bowdish1	$100.00	$100.00	2/22/2010 4:33:05 PM
HHP	$25.00	$25.00	2/22/2010 4:33:50 PM
kmr2	$200.00	$114.99	2/22/2010 4:35:16 PM
mhotchan	$100.00	$100.00	2/22/2010 10:49:52 PM
PanamaMan	$25.00	$25.00	2/23/2010 2:13:47 AM
limoney	$30.00	$30.00	2/23/2010 10:28:50 AM
brightest-dignified-penny	$25.00	$25.00	2/23/2010 10:33:55 AM
DaddyBill	$25.00	$25.00	2/23/2010 3:18:59 PM
bluflame9940	$25.00	$25.00	2/24/2010 7:38:42 AM
drysdale-sd	$25.00	$25.00	2/24/2010 10:47:39 AM
wwwUniversal	$25.00	$25.00	2/24/2010 3:11:28 PM
stuy1998	$30.00	$30.00	2/24/2010 11:37:00 AM
Pickmar	$25.00	$25.00	2/24/2010 1:14:17 PM
mikeandcat	$50.00	$50.00	2/24/2010 1:25:30 PM
best-point-flow	$25.00	$25.00	2/24/2010 7:35:31 PM
truth-silo	$47.25	$47.25	2/25/2010 5:02:05 PM
twerns	$40.00	$40.00	2/26/2010 5:42:59 AM
justin323	$25.00	$25.00	2/26/2010 3:28:54 AM
MrMoneyBags	$25.00	$25.00	2/26/2010 5:27:25 AM
wild_carrot	$25.00	$25.00	2/26/2010 10:22:11 AM
LibbyZ	$46.90	$46.90	2/26/2010 10:22:21 AM
Mr_Kensington	$73.67	$73.67	2/26/2010 10:45:09 AM
a-resplendent-commitment	$50.00	$50.00	2/26/2010 3:08:28 PM
sturdy-fairness5	$25.00	$25.00	2/26/2010 3:15:07 PM
plouie	$25.00	$25.00	2/26/2010 12:25:52 PM
Earn_money	$25.43	$25.43	2/26/2010 12:58:41 PM
G-Love	$218.45	$218.45	2/26/2010 2:13:24 PM
Rulea72	$50.00	$50.00	2/26/2010 4:01:05 PM
RainMakers	$25.00	$25.00	2/26/2010 7:42:36 PM
DannyPhantom	$100.00	$100.00	2/26/2010 8:34:59 PM
credit-vinyl	$25.00	$25.00	2/26/2010 4:36:15 PM
NorwayHillLender	$30.00	$30.00	2/27/2010 9:10:41 AM
magee425	$26.07	$26.07	2/26/2010 5:51:34 PM
Cambium	$25.00	$25.00	2/26/2010 7:04:03 PM
wealthydc	$33.25	$33.25	2/27/2010 10:39:10 AM
Typhoonsurf17	$100.00	$100.00	2/27/2010 11:58:43 AM
redrose1518	$30.00	$30.00	2/27/2010 6:55:39 AM
BuzzyBee336	$25.00	$25.00	2/27/2010 8:54:17 AM
Galdis	$25.00	$25.00	2/27/2010 8:40:00 AM
trumpeter5	$50.00	$50.00	2/27/2010 10:46:39 AM
yell4bobby	$25.45	$25.45	2/27/2010 10:03:37 PM
shellstar	$25.00	$25.00	2/27/2010 5:45:53 PM
dynamic-platinum	$25.00	$25.00	2/28/2010 11:32:33 AM
lazyeye	$25.00	$25.00	2/27/2010 11:59:12 PM
lanky	$25.00	$25.00	2/28/2010 7:25:00 AM
ritwik	$50.00	$50.00	2/28/2010 6:35:21 PM
liberty-squirrel	$25.00	$25.00	2/28/2010 9:12:14 AM
Hartfelt	$30.00	$30.00	2/28/2010 8:57:25 PM
pinballwizard	$25.00	$25.00	3/1/2010 6:42:35 AM
OGS_Capital	$25.00	$25.00	3/1/2010 7:36:51 AM
The-CAPS-fan	$30.00	$30.00	3/1/2010 7:49:22 AM
integrity-doctor	$50.00	$50.00	2/28/2010 6:57:38 PM
jrhinomo	$27.00	$27.00	3/1/2010 8:44:39 AM
nashibaksi	$25.00	$25.00	2/28/2010 5:24:41 PM
ltstout	$50.00	$50.00	3/1/2010 2:55:33 AM
draggon77	$25.00	$25.00	3/1/2010 12:33:00 PM
asya	$30.00	$30.00	3/1/2010 1:09:12 PM
wphmd	$25.00	$25.00	3/1/2010 1:23:13 PM
lean-investment	$25.00	$25.00	3/1/2010 8:55:10 AM
Isotope	$25.00	$25.00	3/1/2010 9:48:49 AM
Dan77	$25.00	$25.00	3/1/2010 3:21:37 PM
bold-direct-asset	$50.00	$50.00	3/1/2010 1:02:14 PM
asya	$33.08	$33.08	3/1/2010 1:15:23 PM
BrighterSuns	$30.00	$30.00	3/1/2010 1:43:37 PM
glazeddonuts	$25.00	$25.00	3/1/2010 2:42:57 PM
ALFLoan	$25.00	$25.00	3/1/2010 3:39:06 PM
the-profit-oracle	$25.00	$25.00	3/1/2010 3:41:19 PM
EmpireInvestments	$100.00	$100.00	3/1/2010 3:06:13 PM
SnakeV	$25.00	$25.00	3/1/2010 3:50:41 PM
ore-dojo	$100.00	$100.00	3/1/2010 4:00:09 PM
fuzed	$55.00	$55.00	2/22/2010 4:12:22 PM
tlam168	$50.00	$50.00	2/22/2010 4:11:44 PM
sandeepPR	$25.00	$25.00	2/22/2010 4:17:04 PM
bba11er45	$25.00	$25.00	2/22/2010 4:17:09 PM
GATrust	$50.00	$50.00	2/22/2010 4:17:18 PM
Aquafina24Ounce	$25.00	$25.00	2/22/2010 4:13:07 PM
bold-durability-drum	$25.00	$25.00	2/22/2010 4:16:57 PM
angeimack	$25.00	$25.00	2/22/2010 4:17:06 PM
Hexnut	$25.00	$25.00	2/22/2010 4:20:41 PM
red-favorable-basis	$25.00	$25.00	2/22/2010 4:29:50 PM
personal-lender	$25.00	$25.00	2/22/2010 4:30:32 PM
Kaj	$25.00	$25.00	2/22/2010 4:31:08 PM
lloyd_s	$25.00	$25.00	2/22/2010 4:31:25 PM
delicious-social132	$25.00	$25.00	2/22/2010 4:31:38 PM
Speculator	$50.00	$50.00	2/22/2010 4:31:51 PM
don8ter	$25.00	$25.00	2/22/2010 4:34:26 PM
honorable-yield	$50.00	$50.00	2/22/2010 4:34:42 PM
Havana21	$50.00	$50.00	2/22/2010 4:33:39 PM
head	$25.00	$25.00	2/22/2010 4:34:12 PM
KrazyCelticKid	$75.00	$75.00	2/22/2010 4:35:02 PM
ugapolsci	$25.00	$25.00	2/22/2010 5:35:16 PM
webfeet	$50.00	$50.00	2/23/2010 9:00:13 AM
FinanceEngine	$25.00	$25.00	2/23/2010 9:36:16 AM
Sol_Invictus	$25.00	$25.00	2/23/2010 9:37:37 AM
silver-mastery	$25.00	$25.00	2/23/2010 10:42:12 AM
bxdoc	$100.00	$100.00	2/23/2010 11:51:41 AM
impartial-deal	$25.00	$25.00	2/23/2010 12:25:48 PM
420limo	$59.46	$59.46	2/23/2010 11:08:26 PM
agreement-bunny	$30.00	$30.00	2/24/2010 6:11:17 AM
ProudDad	$50.00	$50.00	2/23/2010 11:04:58 PM
wop310	$100.00	$100.00	2/24/2010 7:03:15 AM
ajsimac	$38.13	$38.13	2/24/2010 6:36:49 AM
bullwink27	$25.00	$25.00	2/24/2010 7:42:39 AM
AaronL	$50.00	$50.00	2/24/2010 9:49:58 AM
intelligent-yield	$25.00	$25.00	2/24/2010 4:09:11 PM
usd1027	$25.00	$25.00	2/24/2010 5:48:42 PM
psbruce	$28.00	$28.00	2/24/2010 7:47:10 PM
sparkmeister	$25.00	$25.00	2/25/2010 1:22:35 PM
BR-549	$25.00	$25.00	2/25/2010 1:29:29 PM
maricel10	$50.00	$50.00	2/26/2010 3:18:34 AM
Mr_Egret	$25.00	$25.00	2/26/2010 4:01:22 AM
special-money	$50.82	$50.82	2/26/2010 11:02:16 AM
Realty24	$25.00	$25.00	2/26/2010 6:21:55 AM
protargol	$25.00	$25.00	2/26/2010 11:37:15 AM
MoneyTree79	$32.75	$32.75	2/26/2010 9:45:27 AM
kf88	$26.00	$26.00	2/26/2010 1:37:54 PM
CaliforniaSun	$25.00	$25.00	2/26/2010 2:23:07 PM
crw1950	$50.00	$50.00	2/26/2010 3:18:48 PM
caseattle	$25.00	$25.00	2/26/2010 7:23:49 PM
BradyKP	$140.48	$140.48	2/27/2010 2:43:01 AM
McBride_Realty_Group	$25.00	$25.00	2/26/2010 4:47:28 PM
market-jam	$36.97	$36.97	2/27/2010 8:32:15 AM
Doogles02	$25.00	$25.00	2/26/2010 8:38:03 PM
wicus	$35.12	$35.12	2/26/2010 7:39:50 PM
balanced-balance6	$25.00	$25.00	2/27/2010 6:03:26 AM
mattblizz	$50.00	$50.00	2/27/2010 12:10:28 AM
ekn_enterprises	$30.31	$30.31	2/27/2010 12:31:55 PM
debtcollector	$50.00	$50.00	2/27/2010 2:16:55 PM
FDNYkevin	$50.00	$50.00	2/27/2010 4:03:47 PM
msullivaniii	$25.00	$25.00	2/27/2010 5:22:54 PM
aspire2grow	$25.00	$25.00	2/28/2010 10:27:54 AM
KingCroesus	$25.00	$25.00	2/27/2010 8:19:32 PM
LoanerPrincipal	$100.00	$100.00	2/27/2010 9:58:51 PM
herman7	$25.00	$25.00	2/28/2010 2:33:13 PM
myidear	$25.00	$25.00	2/28/2010 4:35:21 AM
lender12345	$25.00	$25.00	2/28/2010 7:09:06 PM
TashaRemay	$25.00	$25.00	2/28/2010 6:53:49 AM
autoconnection	$25.00	$25.00	2/28/2010 7:50:22 AM
poolshark72	$50.00	$50.00	2/28/2010 11:03:49 PM
Book-Mark	$26.03	$26.03	2/28/2010 11:52:53 AM
abc123x	$50.00	$50.00	3/1/2010 1:08:28 AM
steady-dime	$25.00	$25.00	2/28/2010 12:32:30 PM
enthusiastic-point	$25.00	$25.00	2/28/2010 12:35:45 PM
velocity-winner	$25.00	$25.00	3/1/2010 8:10:40 AM
bonus-quark4	$26.00	$26.00	3/1/2010 9:56:22 AM
FlightAttendantBret	$50.00	$50.00	3/1/2010 10:01:34 AM
KLcapital	$30.00	$30.00	2/28/2010 9:54:32 PM
DG2007	$25.92	$25.92	3/1/2010 11:58:38 AM
sjvicker	$25.00	$25.00	3/1/2010 8:17:55 AM
hasbegun	$25.00	$25.00	3/1/2010 7:19:14 AM
Lear31	$30.00	$30.00	3/1/2010 1:07:55 PM
AsianDragon	$40.00	$40.00	3/1/2010 8:23:42 AM
srsock	$25.00	$25.00	3/1/2010 8:50:49 AM
bold-unflappable-market	$25.00	$25.00	3/1/2010 9:42:42 AM
Engineer44	$25.00	$25.00	3/1/2010 4:02:56 PM
drluong	$50.00	$50.00	3/1/2010 12:00:17 PM
2020	$50.00	$50.00	3/1/2010 11:38:19 AM
unassuming-reward	$40.00	$40.00	3/1/2010 1:58:37 PM
alben2009	$25.00	$25.00	3/1/2010 2:17:47 PM
intelligent-reward7	$25.00	$25.00	3/1/2010 2:41:44 PM
lucrative-transparency0	$50.00	$50.00	3/1/2010 1:38:15 PM
dorypro	$25.00	$25.00	3/1/2010 3:35:59 PM
kilpat	$26.78	$26.78	3/1/2010 2:59:22 PM
trader800	$25.00	$25.00	3/1/2010 3:55:54 PM
investment-cluster	$25.00	$25.00	3/1/2010 4:00:18 PM
187 bids
Borrower Payment Dependent Notes Series 447115
This series of Notes was issued and sold upon the funding of the borrower loan #41184, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Feb-18-2010
				Auction end date:	Feb-25-2010

Starting lender yield:	20.07%	Starting borrower rate/APR:	21.07% / 23.32%	Starting monthly payment:	$188.56
Final lender yield:	18.55%	Final borrower rate/APR:	19.55% / 21.78%	Final monthly payment:	$184.67

Auction yield range:	8.05% - 20.07%	Estimated loss impact:	6.93%
Lender servicing fee:	1.00%	Estimated return:	11.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1993	Debt/Income ratio:	8%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	4y 5m
Credit score:	680-699 (Feb-2010)	Total credit lines:	10	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$15,740	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	80%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	pmigent	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Small loan to eliminate bills
Purpose of loan:
This loan will be used to? eliminate 2 bills and experience the loan process with a small loan.

My financial situation:
I am a good candidate for this loan because? I have good credit history, employment history and the resources to repay this loan quickly. Although, prosper reports I do not own my home, in fact, I DO OWN my home.

Monthly net income: $ 7,800

Monthly expenses: $
??Housing: $ 2000
??Insurance: $ 243
??Car expenses: $ 0
??Utilities: $ 80
??Phone, cable, internet: $ 160
??Food, entertainment: $ 300
??Clothing, household expenses $
??Credit cards and other loans: $ 550
??Other expenses: $ 2300 (retirement)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: If Prosper's research tells us you do not own your home and you tell us YOU DO, don't you think we potential lenders deserve some explanation? Please do explain. Thank you. - TommyTucker
A: Greetings, I purchased my condo with a lease purchase. The final closing is in October. Prosper looks for a mortgage in the borrower's credit report to answer the home owners question. (Feb-24-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

mtp	$50.00	$50.00	2/18/2010 4:11:26 PM
Bob450	$50.00	$50.00	2/18/2010 5:35:36 PM
blackstar	$25.00	$25.00	2/18/2010 6:36:09 PM
webfeet	$25.00	$25.00	2/19/2010 11:35:19 AM
Goddess-4-one	$25.00	$25.00	2/19/2010 8:24:57 PM
rupee-kung-fu7	$25.00	$25.00	2/21/2010 7:58:33 AM
victorcab	$25.00	$25.00	2/22/2010 6:43:33 AM
LibertyCPA	$25.00	$25.00	2/21/2010 6:50:15 PM
theaterguy	$25.00	$25.00	2/22/2010 10:41:06 AM
robertmm25	$171.49	$171.49	2/22/2010 3:39:15 PM
SOP_Bank	$25.00	$25.00	2/22/2010 3:29:41 PM
Cashlender1992	$25.00	$25.00	2/22/2010 5:08:01 PM
Streamfeeder	$25.00	$25.00	2/23/2010 12:05:23 PM
barkochva	$25.00	$25.00	2/23/2010 4:39:25 PM
wwwUniversal	$25.00	$25.00	2/23/2010 4:26:26 PM
grammaspurse	$25.00	$25.00	2/23/2010 6:14:03 PM
webfeet	$25.00	$25.00	2/24/2010 6:09:43 AM
autonomous-truth	$100.00	$100.00	2/23/2010 8:00:45 PM
JustMee	$25.00	$25.00	2/23/2010 9:56:52 PM
charming-point	$300.00	$300.00	2/23/2010 8:43:30 PM
hopheadmike	$26.00	$26.00	2/24/2010 9:58:49 AM
one-midas	$25.00	$25.00	2/24/2010 12:56:45 PM
cold1	$25.00	$25.00	2/24/2010 3:23:01 PM
LarWit1512	$25.00	$25.00	2/24/2010 4:51:47 PM
toxicbutterfly	$30.00	$30.00	2/24/2010 6:06:41 PM
investment-cluster	$25.00	$25.00	2/24/2010 4:27:12 PM
richmondcowboy	$30.00	$30.00	2/24/2010 7:38:45 PM
xlnt-loans	$25.00	$25.00	2/24/2010 4:53:10 PM
nashibaksi	$25.00	$25.00	2/24/2010 6:19:14 PM
greenback-companion8	$25.00	$25.00	2/24/2010 7:33:04 PM
The-CAPS-fan	$35.00	$35.00	2/25/2010 7:47:51 AM
Taho	$30.00	$30.00	2/25/2010 7:53:24 AM
mpatrick	$50.00	$50.00	2/25/2010 2:41:52 PM
jybank	$25.00	$25.00	2/25/2010 11:44:11 AM
DasMula	$25.00	$25.00	2/25/2010 12:15:24 PM
bsh297	$25.00	$25.00	2/25/2010 1:32:33 PM
loan_doctor	$25.00	$25.00	2/18/2010 4:13:00 PM
spy0	$25.00	$25.00	2/19/2010 5:26:47 AM
SolarMoonshine	$50.00	$50.00	2/19/2010 5:48:51 PM
iflyforfun	$25.00	$25.00	2/21/2010 1:23:06 AM
sharp-credit	$1,000.00	$1,000.00	2/21/2010 4:40:57 PM
nethosters	$25.00	$25.00	2/21/2010 5:03:15 PM
Havnfun	$25.00	$25.00	2/22/2010 1:48:32 PM
top-tranquil-justice	$25.00	$25.00	2/22/2010 2:53:26 PM
RyanTH9893	$25.00	$25.00	2/23/2010 5:30:21 AM
Rearden_Steel	$25.00	$25.00	2/23/2010 7:15:26 AM
the-profit-oracle	$25.00	$25.00	2/23/2010 12:55:46 PM
aultraman	$25.00	$25.00	2/23/2010 1:44:28 PM
senorzookeeper	$50.00	$50.00	2/23/2010 5:00:25 PM
balance-chestnut	$41.85	$41.85	2/23/2010 9:16:05 PM
redrose1518	$25.00	$25.00	2/23/2010 6:21:10 PM
Pu239	$50.00	$50.00	2/23/2010 10:41:12 PM
FOFagent1	$125.00	$125.00	2/24/2010 8:16:06 AM
felicity-daydream	$125.00	$125.00	2/24/2010 10:20:24 AM
dorypro	$25.00	$25.00	2/24/2010 4:42:59 PM
vest_vortex	$25.00	$25.00	2/24/2010 5:05:04 PM
GreenNotes	$36.00	$32.48	2/24/2010 7:17:15 PM
cash-daisy	$36.39	$36.39	2/24/2010 6:04:53 PM
Ambassador	$25.00	$25.00	2/24/2010 5:55:59 PM
Leshan	$25.00	$25.00	2/25/2010 7:08:49 AM
samdog079	$70.00	$70.00	2/24/2010 6:56:51 PM
Feyenoord	$25.00	$25.00	2/24/2010 6:59:28 PM
JCM_MN	$46.00	$46.00	2/24/2010 7:51:58 PM
BOYFROMVEGAS	$25.00	$25.00	2/24/2010 9:40:23 PM
pellet	$25.00	$25.00	2/25/2010 3:10:46 AM
jpollar	$50.00	$50.00	2/25/2010 12:26:26 PM
Share-the-wealth	$100.00	$100.00	2/25/2010 6:25:06 AM
Goddess-4-one	$25.00	$25.00	2/25/2010 7:12:56 AM
bitano	$25.00	$25.00	2/25/2010 7:49:57 AM
crdcteng	$50.00	$50.00	2/25/2010 9:04:48 AM
kindness-venture1	$25.00	$25.00	2/25/2010 2:59:47 PM
Magician	$25.00	$25.00	2/25/2010 11:56:10 AM
catalystcf	$25.00	$25.00	2/25/2010 12:57:25 PM
Midg	$25.00	$25.00	2/25/2010 1:01:29 PM
nalaari	$50.00	$50.00	2/25/2010 1:01:47 PM
gothampark	$25.00	$25.00	2/25/2010 2:08:26 PM
sophisticated-ore	$800.00	$800.00	2/25/2010 2:46:36 PM
BrighterSuns	$25.00	$25.00	2/25/2010 2:56:07 PM
scottr	$25.00	$25.00	2/25/2010 3:20:24 PM
purposeful-dedication	$25.79	$25.79	2/25/2010 3:56:51 PM
ultimate-peace	$100.00	$100.00	2/25/2010 3:59:33 PM
HomerdohNY	$25.00	$25.00	2/25/2010 4:00:08 PM
82 bids
Borrower Payment Dependent Notes Series 447323
This series of Notes was issued and sold upon the funding of the borrower loan #41190, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Feb-19-2010
				Auction end date:	Feb-25-2010

Starting lender yield:	13.04%	Starting borrower rate/APR:	14.04% / 16.20%	Starting monthly payment:	$188.08
Final lender yield:	13.00%	Final borrower rate/APR:	14.00% / 16.16%	Final monthly payment:	$187.98

Auction yield range:	6.05% - 13.04%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.78%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2000	Debt/Income ratio:	37%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	25 / 23	Length of status:	3y 1m
Credit score:	720-739 (Feb-2010)	Total credit lines:	42	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$19,340	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	66%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	payment-guaranteed	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Hope to be debt free!
This loan will be used to consolidate our (very) high interest credit card debt (they raised our interest rate for no reason. My wife and I spent a lot of money on our wedding and we are working very hard to pay the rest of it off. I have a bachelors degree in engineering and my wife has a masters in psychology. Convenience is the main factor behind this loan. This will help remove some of the stress from our lives.

We are starting to plan for children and want all of our debt paid off before we try. We plan to pay this debt off in under the 3 year standard Prosper term because we want kids sooner than later. If I were allowed to lend on Prosper (I live in Texas, I can't), We would be the borrowers that I would want to lend to. We are not late/delinquent on any of our debts, and we plan to keep it that way.

Our Monthly net income: $ 7450Our Monthly expenses: $ 5130
Housing: $ 1550
Insurance: $ 170
Car expenses : $ 580 (includes gas)
Utilities: $300
Phone, cable, internet: $ 130
Food, entertainment: $700
Clothing, household expenses $ 300
Student Loans: $600
Credit Cards: $800
Savings: $1000-1500

If you have any questions, please ask.
Thank you for considering us.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

selector568	$300.00	$300.00	2/19/2010 4:38:44 PM
Banker7371	$25.00	$25.00	2/19/2010 4:43:57 PM
mpatrick	$50.00	$50.00	2/19/2010 4:44:00 PM
ratzlefrss	$50.00	$50.00	2/19/2010 6:12:29 PM
Sol_Invictus	$25.00	$25.00	2/20/2010 4:38:52 AM
Canute	$25.00	$25.00	2/20/2010 1:48:16 AM
payment-freshmaker	$25.00	$25.00	2/20/2010 12:50:36 PM
rustysailor	$25.00	$25.00	2/20/2010 10:15:33 PM
gourd6	$75.00	$75.00	2/21/2010 12:54:05 PM
helpneachother	$50.00	$50.00	2/21/2010 2:08:38 PM
ugapolsci	$25.00	$25.00	2/21/2010 7:35:20 PM
fakejamaican	$25.00	$25.00	2/22/2010 10:07:12 AM
FmrEngr2Phd	$25.00	$25.00	2/22/2010 10:20:38 AM
BigMoney56	$25.00	$25.00	2/22/2010 10:21:39 AM
Pilotaceh	$25.00	$25.00	2/22/2010 10:46:26 AM
first-fund-empenada	$25.00	$25.00	2/22/2010 10:23:51 AM
reflective-rupee	$250.00	$250.00	2/22/2010 1:01:32 PM
respectful-integrity3	$30.00	$30.00	2/22/2010 2:01:18 PM
420limo	$25.00	$25.00	2/22/2010 12:40:19 PM
webfeet	$25.00	$25.00	2/22/2010 1:05:34 PM
top-tranquil-justice	$50.00	$50.00	2/22/2010 3:02:23 PM
ijspence	$25.00	$25.00	2/22/2010 6:00:23 PM
tomjerry	$100.00	$100.00	2/23/2010 9:40:29 AM
friendly-worth3	$25.00	$25.00	2/23/2010 9:19:53 AM
grammaspurse	$25.00	$25.00	2/23/2010 6:23:35 PM
rinyt	$30.00	$30.00	2/23/2010 5:37:26 PM
taetrade	$25.00	$25.00	2/23/2010 5:42:40 PM
doublediamond	$25.67	$25.67	2/24/2010 8:34:30 AM
treasure-ace	$25.00	$25.00	2/24/2010 9:30:26 AM
Loan_shark718	$50.00	$50.00	2/24/2010 5:30:40 AM
Katherine12	$68.85	$68.85	2/24/2010 12:18:27 PM
brondero	$265.00	$265.00	2/24/2010 4:06:50 PM
4est	$25.00	$25.00	2/24/2010 7:06:06 PM
intelligent-yield	$25.00	$25.00	2/24/2010 11:09:02 PM
gadget7	$31.77	$31.77	2/24/2010 5:37:49 PM
rockhound84	$25.00	$25.00	2/25/2010 9:59:04 AM
houli123	$4,000.00	$2,100.30	2/24/2010 10:43:30 PM
mbf2234	$25.00	$25.00	2/25/2010 2:36:39 AM
nevetsnosliw1	$25.00	$25.00	2/25/2010 6:53:04 AM
beakerfish	$200.00	$200.00	2/25/2010 1:03:27 PM
katnmouse	$25.00	$25.00	2/25/2010 2:20:35 PM
smbau06	$55.00	$55.00	2/25/2010 11:53:29 AM
bank-examiner	$25.00	$25.00	2/25/2010 1:24:54 PM
JTRADER056	$75.00	$75.00	2/25/2010 4:53:59 PM
edsmoney	$100.00	$100.00	2/25/2010 5:27:00 PM
tennispt	$25.00	$25.00	2/19/2010 4:44:32 PM
egw	$25.00	$25.00	2/19/2010 4:43:31 PM
platinum-platoon	$25.00	$25.00	2/19/2010 4:43:55 PM
autonomous-truth	$100.00	$100.00	2/19/2010 8:50:12 PM
wonder3	$25.00	$25.00	2/19/2010 6:59:23 PM
benefit-surfer	$29.00	$29.00	2/19/2010 8:09:06 PM
wilmajean	$50.00	$50.00	2/20/2010 4:53:12 AM
brainy-dedication	$25.00	$25.00	2/20/2010 2:50:29 AM
rupee-kung-fu7	$25.00	$25.00	2/20/2010 3:43:22 PM
BuffetRocks	$50.00	$50.00	2/21/2010 11:56:52 AM
WorkingTA	$25.00	$25.00	2/21/2010 6:56:34 PM
heng2x	$25.00	$25.00	2/22/2010 10:20:46 AM
ferdberfel	$50.00	$50.00	2/22/2010 9:32:11 AM
Lilred7879	$31.25	$31.25	2/22/2010 10:23:13 AM
leverage-accruer	$25.00	$25.00	2/22/2010 2:29:52 PM
circustab	$50.00	$50.00	2/22/2010 4:15:53 PM
heerzaquestion	$45.00	$45.00	2/23/2010 6:24:09 PM
Logan7	$29.95	$29.95	2/23/2010 5:02:39 PM
hawaii5-0	$50.00	$50.00	2/23/2010 9:56:30 PM
nolahelper	$25.00	$25.00	2/24/2010 11:52:05 AM
y2russ	$25.55	$25.55	2/25/2010 1:12:56 AM
Boca	$25.00	$25.00	2/24/2010 7:35:17 PM
bondhedger	$25.00	$25.00	2/24/2010 10:45:27 PM
heather26	$25.00	$25.00	2/25/2010 5:26:43 AM
Use_It_Wisely	$30.00	$30.00	2/25/2010 12:06:49 PM
lazyeye	$25.00	$25.00	2/25/2010 8:53:52 AM
Recyclist	$27.66	$27.66	2/25/2010 10:43:20 AM
72 bids
Borrower Payment Dependent Notes Series 447433
This series of Notes was issued and sold upon the funding of the borrower loan #41196, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$10,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Feb-22-2010
				Auction end date:	Mar-01-2010

Starting lender yield:	8.49%	Starting borrower rate/APR:	9.49% / 9.83%	Starting monthly payment:	$320.28
Final lender yield:	8.30%	Final borrower rate/APR:	9.30% / 9.64%	Final monthly payment:	$319.40

Auction yield range:	3.05% - 8.49%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1994	Debt/Income ratio:	34%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 11	Length of status:	2y 8m
Credit score:	800-819 (Feb-2010)	Total credit lines:	23	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$9,299	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	54%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Roodiculi	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	1 ( 100% )	800-819 (Latest)
Principal borrowed:	$17,000.00	< mo. late:	0 ( 0% )	720-739 (Feb-2007) 700-719 (Jan-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	1
Description
Help Me Pay Off My Credit Cards
Purpose of loan:
This loan will be used to pay off two credit cards with balances of $3,000 and $7,000. They were used to pay off medical bills, fix my car and add value to my home by landscaping my backyard. One card has an interest rate of 17.9% while the other is 10.4%. I would like to consolidate these debts into a 36 month loan with a fixed payment and lower interest rate.

My financial situation:
I am a good candidate for this loan because I have an excellent credit history and have always paid all my debts on time and in full. I have a great full-time job in the banking industry making loans to small businesses, so I know the importance of protecting my credit by paying on time.

My wife also has a full time job making about $30,000 per year. Together we make a good living, own our own home and stay out of trouble. We have no children, but love our two cats, bird and fish.

Thank you for your consideration.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Do you expect any major life event within the next 12 months? This would include a change in employment or marital status, birth of a child, sale of a home, declaring personal bankruptcy, etc? Thanks and good luck. - CaribbeanBanker
A: No, my wife and I are not expecting any major changes in our lives. We plan on staying in our home purchased 2 years ago for at least the next 5 years. We both have great careers in the banking industry and any changes would come from promotion. Thank you for your question. (Feb-23-2010)
Q: Why is your Debt/Income ratio 34% ? Do you have a large mortgage ? - manuvns
A: My mortgage balance is $213,000 with payments of $1,313.00 per month (includes insurance and taxes). My car payment is $320.00 per month which calculates to a DTI of about 34%. With my wifes's income included, our DTI is about 23%. (Feb-24-2010)
Q: Your previous loan in 2007 was paid off within 1 month, how long do you plan to use these funds? - GreenNotes
A: I plan on amortizing this loan over the full 36 months. (Feb-25-2010)
Q: Hello - How were you able to pay off your first loan with only one payment? - nature_girl
A: Shortly after receiving the Prosper loan, I was offered a personal loan from Capital One with an interest rate at 3% lower, so I paid off Prosper. I don't anticipate that happening this time around. Thanks for your question. (Feb-26-2010)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

lean-velocity	$25.00	$25.00	2/22/2010 4:24:12 PM
skuba	$50.00	$50.00	2/22/2010 4:29:20 PM
micko	$25.00	$25.00	2/22/2010 4:33:54 PM
ddibernardo	$25.00	$25.00	2/22/2010 4:37:19 PM
superchicken	$25.00	$25.00	2/22/2010 4:49:28 PM
zyztemboy	$25.00	$25.00	2/22/2010 4:48:51 PM
credit-coach118	$40.00	$40.00	2/22/2010 4:50:16 PM
bds9646	$26.00	$26.00	2/22/2010 4:52:19 PM
red-favorable-basis	$25.00	$25.00	2/22/2010 4:55:14 PM
iolaire	$25.00	$25.00	2/22/2010 4:55:40 PM
lloyd_s	$25.00	$25.00	2/22/2010 4:54:15 PM
Cai8899	$75.00	$75.00	2/22/2010 4:54:30 PM
bowdish1	$100.00	$100.00	2/22/2010 4:54:39 PM
peerlender	$26.30	$26.30	2/22/2010 4:54:43 PM
Kaj	$25.00	$25.00	2/22/2010 4:54:52 PM
HHP	$25.00	$25.00	2/22/2010 4:55:00 PM
webfeet	$25.00	$25.00	2/22/2010 4:55:59 PM
flexible-value	$31.00	$31.00	2/22/2010 4:58:19 PM
blissful-note7	$25.00	$25.00	2/22/2010 4:57:47 PM
radforj22	$25.00	$25.00	2/22/2010 4:57:51 PM
DonaldColorado	$25.00	$25.00	2/22/2010 4:59:45 PM
skvat	$25.00	$25.00	2/22/2010 5:05:11 PM
meux99	$25.00	$25.00	2/22/2010 5:05:40 PM
mlopez2007	$25.00	$25.00	2/22/2010 5:03:57 PM
invincible-duty	$25.00	$25.00	2/22/2010 5:06:12 PM
social-conductor4	$25.00	$25.00	2/22/2010 5:03:50 PM
Aeroman32	$25.00	$25.00	2/22/2010 5:06:01 PM
capital-futurist	$25.00	$25.00	2/22/2010 5:06:08 PM
bayareainv	$50.00	$50.00	2/22/2010 5:10:21 PM
smallbizrule	$25.00	$25.00	2/22/2010 5:06:22 PM
kayakg	$25.00	$25.00	2/22/2010 5:09:50 PM
BorrowLend	$25.00	$25.00	2/22/2010 5:13:37 PM
BankOfFrankFairness	$50.00	$50.00	2/22/2010 5:14:16 PM
mjm77_1	$25.00	$25.00	2/22/2010 5:09:44 PM
Divot	$25.00	$25.00	2/22/2010 5:10:25 PM
Fortuno_per_commodo	$50.00	$50.00	2/22/2010 5:10:56 PM
JGB	$25.00	$25.00	2/22/2010 5:16:25 PM
OldFriend	$25.00	$25.00	2/22/2010 5:14:12 PM
revmax	$25.00	$25.00	2/22/2010 5:12:46 PM
mlender	$25.00	$25.00	2/22/2010 5:18:19 PM
Hexnut	$50.00	$50.00	2/22/2010 5:18:47 PM
bokonon	$25.00	$25.00	2/22/2010 5:15:57 PM
social-comet224	$25.00	$25.00	2/22/2010 5:20:17 PM
perlindc	$61.62	$61.62	2/22/2010 5:20:26 PM
lost-money-so-far-on-these	$25.00	$25.00	2/22/2010 5:20:33 PM
Aleut	$25.00	$25.00	2/22/2010 5:20:41 PM
amijo	$50.00	$50.00	2/22/2010 5:20:58 PM
tokyopete23	$25.00	$25.00	2/22/2010 5:21:03 PM
resource777	$25.00	$25.00	2/22/2010 5:17:56 PM
Hoov	$25.00	$25.00	2/22/2010 5:21:08 PM
highcountry1	$25.00	$25.00	2/22/2010 5:18:07 PM
KeepOnRunning	$50.00	$50.00	2/22/2010 5:21:24 PM
dealarella	$25.00	$25.00	2/22/2010 5:16:02 PM
reinforced-reward	$25.00	$25.00	2/22/2010 5:18:37 PM
mnmcarve	$25.00	$25.00	2/22/2010 5:18:46 PM
BMP	$25.00	$25.00	2/22/2010 5:22:16 PM
woodenshoes	$25.00	$25.00	2/22/2010 5:19:14 PM
Sixmil	$25.00	$25.00	2/22/2010 5:19:34 PM
surfhoss644	$25.00	$25.00	2/22/2010 5:17:20 PM
ILfarmboy	$33.53	$33.53	2/22/2010 5:20:39 PM
SnE	$25.68	$25.68	2/22/2010 5:28:53 PM
credit-investor5	$100.00	$100.00	2/22/2010 5:20:43 PM
brstern2	$25.00	$25.00	2/22/2010 5:19:46 PM
OldProp	$25.00	$25.00	2/22/2010 5:19:52 PM
Railbird	$25.00	$25.00	2/22/2010 5:21:40 PM
pipopirate	$25.00	$25.00	2/22/2010 5:20:31 PM
stensonb	$25.00	$25.00	2/22/2010 5:22:15 PM
deal-dojo	$25.00	$25.00	2/22/2010 5:22:22 PM
newfoundation	$25.00	$25.00	2/22/2010 5:23:19 PM
Immunologist	$25.00	$25.00	2/22/2010 5:23:51 PM
Sigonio	$25.00	$25.00	2/22/2010 5:26:52 PM
bold-social-advantage	$75.00	$75.00	2/22/2010 5:59:30 PM
BiggestG	$25.00	$25.00	2/22/2010 5:22:08 PM
pseudokris	$25.00	$25.00	2/22/2010 5:28:57 PM
sajitk	$25.00	$25.00	2/22/2010 5:22:42 PM
airon7	$25.00	$25.00	2/22/2010 5:23:10 PM
johngaltline	$25.00	$25.00	2/22/2010 5:23:20 PM
sainswor99	$25.00	$25.00	2/22/2010 5:28:23 PM
istttja	$25.00	$25.00	2/22/2010 5:29:56 PM
DMark69	$25.00	$25.00	2/22/2010 5:35:25 PM
utilecapital	$25.00	$25.00	2/23/2010 6:19:15 AM
don'twannadance	$50.00	$50.00	2/23/2010 10:05:20 AM
happy-credit	$25.00	$25.00	2/23/2010 10:25:45 AM
wojo	$25.00	$25.00	2/23/2010 11:19:29 AM
skillful-finance	$25.00	$25.00	2/23/2010 10:39:46 AM
rapid-currency	$25.00	$25.00	2/23/2010 9:47:02 PM
Cramer67	$26.38	$26.38	2/23/2010 5:58:48 PM
creative-finance7	$25.00	$25.00	2/23/2010 8:59:03 PM
nbah123	$50.00	$50.00	2/24/2010 10:02:28 AM
CaribbeanBanker	$25.00	$25.00	2/24/2010 6:18:56 AM
Brklyn01	$30.00	$30.00	2/24/2010 7:34:50 AM
agab	$25.00	$25.00	2/24/2010 8:01:18 AM
SCD	$25.00	$25.00	2/24/2010 12:48:15 PM
nolahelper	$25.00	$25.00	2/24/2010 10:31:23 AM
selector568	$400.00	$400.00	2/24/2010 11:16:26 AM
makosdJR02	$27.06	$27.06	2/24/2010 10:47:09 PM
antaum	$25.00	$25.00	2/24/2010 5:18:28 PM
Cherrypicker	$25.00	$25.00	2/25/2010 7:48:21 AM
interstellar	$50.00	$50.00	2/25/2010 7:55:28 AM
psbruce	$28.29	$28.29	2/24/2010 7:56:00 PM
invest0808	$25.00	$25.00	2/25/2010 3:53:30 AM
nethawk00	$25.00	$25.00	2/25/2010 12:06:05 PM
minatoku	$50.00	$50.00	2/25/2010 6:33:28 AM
bank-examiner	$25.00	$25.00	2/25/2010 1:28:49 PM
ptjg	$50.00	$50.00	2/26/2010 9:44:14 AM
lucrative-transparency0	$100.00	$100.00	2/26/2010 10:45:03 AM
BankofBeth	$25.00	$25.00	2/26/2010 12:37:33 PM
matthewrburk	$68.86	$68.86	2/26/2010 1:02:36 PM
Ven58	$25.00	$25.00	2/26/2010 1:50:20 PM
deuce747	$50.00	$50.00	2/27/2010 9:58:14 AM
hard-working-gain2	$25.00	$25.00	2/26/2010 6:34:36 PM
AustinAmerica	$25.00	$25.00	2/26/2010 7:38:19 PM
justme4now	$25.00	$25.00	2/27/2010 1:23:11 AM
Galdis	$25.00	$25.00	2/27/2010 8:42:19 AM
adir1	$25.00	$25.00	2/27/2010 9:24:12 AM
myidear	$25.00	$25.00	2/28/2010 4:33:07 AM
Alsatian	$60.00	$60.00	2/28/2010 12:51:46 PM
gothampark	$25.00	$25.00	2/28/2010 1:03:52 PM
herman7	$25.00	$25.00	2/28/2010 2:27:01 PM
velocity-winner	$25.00	$25.00	3/1/2010 8:17:14 AM
socal-lender	$25.00	$25.00	2/28/2010 10:29:48 PM
mikeandcat	$100.00	$100.00	3/1/2010 5:02:13 AM
kingston1	$25.00	$25.00	2/28/2010 10:53:48 PM
NoNameLender	$50.14	$50.14	2/28/2010 11:39:48 PM
octoberfresh	$25.00	$25.00	3/1/2010 7:19:50 AM
kenji4861	$25.00	$25.00	2/22/2010 4:24:05 PM
dollar-birdie	$50.00	$50.00	2/22/2010 4:29:05 PM
kulender	$25.00	$25.00	2/22/2010 4:33:25 PM
keyfig	$50.00	$50.00	2/22/2010 4:35:53 PM
forthright-dedication	$25.00	$25.00	2/22/2010 4:36:18 PM
jeffpac	$55.00	$55.00	2/22/2010 4:35:22 PM
Cr_Sunset	$25.00	$25.00	2/22/2010 4:36:25 PM
Eagledrop	$25.00	$25.00	2/22/2010 4:37:04 PM
buckyhead2000	$25.00	$25.00	2/22/2010 4:45:15 PM
VBAces	$75.00	$75.00	2/22/2010 4:46:16 PM
Cheburashka	$30.00	$30.00	2/22/2010 4:49:03 PM
JJS180	$25.00	$25.00	2/22/2010 4:51:53 PM
bchen78875	$50.00	$50.00	2/22/2010 4:54:24 PM
KrazyCelticKid	$100.00	$100.00	2/22/2010 4:55:19 PM
Speculator	$50.00	$50.00	2/22/2010 4:55:22 PM
Microfinancer	$25.00	$25.00	2/22/2010 4:55:52 PM
personal-lender	$25.00	$25.00	2/22/2010 4:54:18 PM
delicious-social132	$40.00	$40.00	2/22/2010 4:54:35 PM
friendly-worth3	$25.00	$25.00	2/22/2010 4:54:49 PM
Havana21	$50.00	$50.00	2/22/2010 4:54:55 PM
don8ter	$60.00	$60.00	2/22/2010 4:55:10 PM
head	$25.00	$25.00	2/22/2010 4:55:26 PM
note-sensation	$25.00	$25.00	2/22/2010 4:55:33 PM
Cherrypicker06	$25.00	$25.00	2/22/2010 4:55:48 PM
reflective-deal8	$50.00	$50.00	2/22/2010 4:56:10 PM
thedoctor	$90.00	$90.00	2/22/2010 4:58:15 PM
credit-force5	$25.00	$25.00	2/22/2010 5:03:38 PM
falcon245sp	$25.00	$25.00	2/22/2010 5:03:42 PM
wampum-reaction2	$25.00	$25.00	2/22/2010 5:03:48 PM
meenan	$25.00	$25.00	2/22/2010 5:03:35 PM
market-builder	$25.00	$25.00	2/22/2010 5:03:45 PM
steady-gain5	$25.00	$25.00	2/22/2010 5:06:26 PM
honorable-yield	$75.00	$75.00	2/22/2010 5:03:52 PM
loanfairy	$25.00	$25.00	2/22/2010 5:04:46 PM
Diversify_Further	$25.00	$25.00	2/22/2010 5:05:14 PM
scott73	$25.00	$25.00	2/22/2010 5:04:43 PM
asset-professor	$100.00	$100.00	2/22/2010 5:05:20 PM
dlshap	$25.00	$25.00	2/22/2010 5:05:26 PM
inspired-contract9	$50.00	$50.00	2/22/2010 5:05:54 PM
TK4	$25.00	$25.00	2/22/2010 5:09:27 PM
tokenentry	$25.00	$25.00	2/22/2010 5:10:10 PM
Jassi	$25.00	$25.00	2/22/2010 5:13:46 PM
grampy48	$25.00	$25.00	2/22/2010 5:11:30 PM
Phantom99	$25.00	$25.00	2/22/2010 5:12:40 PM
commerce-voyager	$25.00	$25.00	2/22/2010 5:15:40 PM
rulender	$50.00	$50.00	2/22/2010 5:12:09 PM
LandE2BG	$25.00	$25.00	2/22/2010 5:14:20 PM
chilichese	$25.00	$25.00	2/22/2010 5:17:58 PM
penny-zeus	$25.00	$25.00	2/22/2010 5:13:19 PM
GElender	$50.00	$50.00	2/22/2010 5:18:39 PM
tbrnet	$25.00	$25.00	2/22/2010 5:19:01 PM
Hokiemon	$42.32	$42.32	2/22/2010 5:16:51 PM
unassuming-note	$25.00	$25.00	2/22/2010 5:21:07 PM
social-comet7	$25.00	$25.00	2/22/2010 5:21:20 PM
ganoman21	$25.00	$25.00	2/22/2010 5:21:26 PM
all_of_that_one	$25.00	$25.00	2/22/2010 5:18:24 PM
rmsyvt	$25.00	$25.00	2/22/2010 5:21:33 PM
gogmagog	$100.00	$100.00	2/22/2010 5:18:35 PM
stable-money	$25.00	$25.00	2/22/2010 5:21:38 PM
DukSerduk	$25.00	$25.00	2/22/2010 5:16:20 PM
bugleusmc	$27.34	$27.34	2/22/2010 5:22:45 PM
pilla	$25.00	$25.00	2/22/2010 5:19:18 PM
Debt2Freedom	$25.00	$25.00	2/22/2010 5:22:53 PM
acropiloterau2002	$25.00	$25.00	2/22/2010 5:22:59 PM
noddy	$25.00	$25.00	2/22/2010 5:19:30 PM
steely_dan34	$25.00	$25.00	2/22/2010 5:23:22 PM
point-shooter	$25.00	$25.00	2/22/2010 5:16:58 PM
JonnyCash	$25.00	$25.00	2/22/2010 5:23:24 PM
aasx1108	$25.00	$25.00	2/22/2010 5:19:50 PM
morpholog	$25.00	$25.00	2/22/2010 5:17:22 PM
sisterkate	$25.00	$25.00	2/22/2010 5:17:39 PM
Casman8815	$25.00	$25.00	2/22/2010 5:20:19 PM
ebusinessagent	$25.00	$25.00	2/22/2010 5:20:28 PM
ChicoBob	$50.00	$50.00	2/22/2010 5:20:35 PM
bigdogsafety1	$25.00	$25.00	2/22/2010 5:18:50 PM
TriSail	$25.00	$25.00	2/22/2010 5:20:38 PM
SJM10011a	$25.00	$25.00	2/22/2010 5:18:52 PM
outwish	$25.00	$25.00	2/22/2010 5:20:40 PM
greenwell	$50.00	$50.00	2/22/2010 5:18:56 PM
Captain88	$25.00	$25.00	2/22/2010 5:20:46 PM
RB_Double-A_Bravo	$25.00	$25.00	2/22/2010 5:19:02 PM
Boxhead	$25.00	$25.00	2/22/2010 5:20:48 PM
Fryilluh	$25.00	$25.00	2/22/2010 5:19:23 PM
crawfingers	$25.00	$25.00	2/22/2010 5:21:14 PM
best-platinum-persimmon	$100.00	$100.00	2/22/2010 5:21:21 PM
anakinsolo	$25.00	$25.00	2/22/2010 5:31:19 PM
christifa	$25.00	$25.00	2/22/2010 5:20:07 PM
lowestghost	$25.00	$25.00	2/22/2010 5:21:59 PM
Blue_HorseShoe	$25.00	$25.00	2/22/2010 5:20:54 PM
trustworthy-finance6	$25.00	$25.00	2/22/2010 5:21:11 PM
mbever10	$25.00	$25.00	2/22/2010 5:21:19 PM
tolstoy00	$25.00	$25.00	2/22/2010 5:23:17 PM
desertoasis	$25.00	$25.00	2/22/2010 5:28:45 PM
looney-toon	$25.00	$25.00	2/22/2010 5:22:21 PM
Aethelwolf	$25.00	$25.00	2/22/2010 5:22:23 PM
broepke	$25.00	$25.00	2/22/2010 5:22:49 PM
vfernandez1973	$25.00	$25.00	2/22/2010 5:23:11 PM
OLYVRC	$25.00	$25.00	2/22/2010 5:23:17 PM
rosie777	$25.00	$25.00	2/22/2010 5:31:16 PM
j48	$25.00	$25.00	2/22/2010 5:23:52 PM
discrete-asset	$25.00	$18.93	2/22/2010 5:41:52 PM
skidoo99	$25.00	$25.00	2/22/2010 5:28:22 PM
ClearLake	$25.00	$25.00	2/22/2010 5:28:28 PM
ctgscott	$25.00	$25.00	2/22/2010 5:28:58 PM
webfeet	$50.00	$50.00	2/23/2010 8:56:12 AM
Zipperdu	$50.00	$50.00	2/23/2010 7:43:53 AM
webfeet	$50.00	$50.00	2/23/2010 8:54:39 AM
jimbo29blue	$50.00	$50.00	2/23/2010 9:46:32 AM
happyface	$50.00	$50.00	2/23/2010 9:49:54 AM
don'twannadance	$50.00	$50.00	2/23/2010 10:04:53 AM
adventure0	$100.00	$100.00	2/23/2010 6:32:02 PM
power-secret-agent	$25.00	$25.00	2/24/2010 2:47:21 AM
Super-LM	$50.00	$50.00	2/24/2010 9:50:40 AM
Personal-Bond	$30.13	$30.13	2/24/2010 10:51:35 AM
420limo	$25.00	$25.00	2/25/2010 9:01:31 AM
estancias	$25.00	$25.00	2/24/2010 7:56:21 PM
Use_It_Wisely	$30.00	$30.00	2/25/2010 12:11:42 PM
hockeyfn34	$50.00	$50.00	2/25/2010 11:25:43 AM
felicity-loyalist0	$50.00	$50.00	2/25/2010 3:49:27 PM
emunah6	$25.00	$25.00	2/25/2010 2:44:48 PM
CARedBull	$75.00	$75.00	2/25/2010 10:19:18 PM
george9960	$25.00	$25.00	2/26/2010 6:51:20 AM
mattblizz	$50.00	$50.00	2/25/2010 8:20:53 PM
historyman	$25.00	$25.00	2/25/2010 8:17:49 PM
khamen	$25.00	$25.00	2/26/2010 10:00:23 AM
fcukciti	$100.00	$100.00	2/26/2010 3:34:42 AM
wealthydc	$31.09	$31.09	2/26/2010 10:42:55 AM
Tulalue	$25.00	$25.00	2/26/2010 10:03:29 AM
rockytop	$50.00	$50.00	2/26/2010 4:33:55 PM
encore02	$100.00	$100.00	2/26/2010 5:58:26 PM
wise-handy-finance	$25.00	$25.00	2/26/2010 7:01:38 PM
wicus	$50.00	$50.00	2/26/2010 7:43:13 PM
ksubd	$30.00	$30.00	2/27/2010 11:42:32 AM
favorite-commerce	$25.00	$25.00	2/27/2010 3:00:22 PM
Whit021	$50.00	$50.00	2/27/2010 2:00:20 PM
LovinMe	$50.00	$50.00	2/27/2010 4:12:55 PM
yell4bobby	$48.00	$48.00	2/27/2010 10:05:28 PM
Lotsofbears	$25.00	$25.00	2/28/2010 6:55:23 AM
twerns	$40.00	$40.00	2/28/2010 12:33:47 PM
The-Lighthouse-Group	$25.00	$25.00	2/28/2010 5:24:56 PM
Fundraiser	$25.00	$25.00	2/28/2010 7:06:01 AM
ivar	$25.00	$25.00	2/28/2010 11:52:08 AM
bonus-adventure3	$25.00	$25.00	2/28/2010 8:57:42 PM
poolshark72	$50.00	$50.00	2/28/2010 11:13:16 PM
Tavita	$25.00	$25.00	2/28/2010 12:06:01 PM
Firescreek	$37.50	$37.50	2/28/2010 4:28:08 PM
lender12345	$25.00	$25.00	2/28/2010 6:57:16 PM
stemper	$50.00	$50.00	2/28/2010 9:14:02 PM
Charmart	$25.00	$25.00	3/1/2010 2:36:39 AM
wwwUniversal	$25.00	$25.00	3/1/2010 6:35:28 AM
PotBellyPete	$30.00	$30.00	3/1/2010 9:00:48 AM
Megatron404	$25.00	$25.00	3/1/2010 1:23:00 PM
FallonCredit	$25.00	$25.00	3/1/2010 8:57:00 AM
webwesen	$74.83	$74.83	3/1/2010 10:12:40 AM
nickel-master	$25.00	$25.00	3/1/2010 4:04:09 PM
jybank	$25.00	$25.00	3/1/2010 12:45:30 PM
markhmn	$50.00	$50.00	3/1/2010 2:49:33 PM
282 bids
Borrower Payment Dependent Notes Series 449763
This series of Notes was issued and sold upon the funding of the borrower loan #41206, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,550.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Mar-10-2010
				Auction end date:	Mar-11-2010

Starting lender yield:	14.44%	Starting borrower rate/APR:	15.44% / 17.62%	Starting monthly payment:	$88.95
Final lender yield:	14.00%	Final borrower rate/APR:	15.00% / 17.17%	Final monthly payment:	$88.40

Auction yield range:	6.04% - 14.44%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2004	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	2 / 2	Length of status:	3y 10m
Credit score:	740-759 (Mar-2010)	Total credit lines:	4	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$22,920	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	22%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	trustworthy-gold	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	6 ( 100% )	740-759 (Latest)
Principal borrowed:	$4,300.00	< mo. late:	0 ( 0% )	780-799 (Aug-2009)
Principal balance:	$3,688.21	1+ mo. late:	0 ( 0% )
Total payments billed:	6
Description
Unexpected Medical Expense
Purpose of loan:
I went to the doctor to have my routine check-up and the doctor requested some screening test to be done.? Unfortunately, my blue cross blue shield insurance did not cover most of the exams and I'm left with the bill.? Thankfully the exams didn't find anything life threatening but I never anticipated this expense.? I'm scared to go to the doctor again for follow-up because I don't know how much it will cost.? Please help me with a loan to pay my medical bills.

My financial situation:
I am a good candidate for this loan because I pay all my bills and live well within my means. I have a small amount of monthly expenses because my car and condo are fully paid off. I am frugal and I reinvest all my extra money into my business.
The previous accounts I had open, I fully paid them off and closed the accounts years ago. The one account I do have open is a home equity line of credit (HELOC). I don?t want to withdraw more money from my HELOC because I don?t want to bring down my credit score by owing more than 20% of the credit amount. This loan from Prosper will improve my credit score by adding an additional credit account to my credit. Please help me achieve my goal of getting my credit score up in the 800s.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

desertoasis	$25.00	$25.00	3/10/2010 4:23:39 PM
enthusiastic-balance5	$100.00	$100.00	3/10/2010 4:32:21 PM
Avala	$50.00	$50.00	3/10/2010 4:33:21 PM
skuba	$25.00	$25.00	3/10/2010 4:30:45 PM
delicious-social132	$25.00	$25.00	3/10/2010 4:33:59 PM
inspired-contract9	$25.00	$25.00	3/10/2010 4:36:24 PM
Clambake	$50.00	$50.00	3/10/2010 4:32:59 PM
nanda	$25.00	$25.00	3/10/2010 4:36:33 PM
newest-famous-loan	$25.00	$25.00	3/10/2010 4:34:58 PM
moola-man	$30.00	$30.00	3/10/2010 4:35:03 PM
Vetrepreneur	$25.00	$25.00	3/10/2010 4:38:07 PM
macjp123	$25.00	$25.00	3/10/2010 4:32:52 PM
successful-euro	$30.00	$30.00	3/10/2010 4:38:15 PM
mg6619	$25.00	$25.00	3/10/2010 4:34:09 PM
bonus-adventure3	$25.00	$25.00	3/10/2010 4:37:30 PM
bkwest01	$100.00	$100.00	3/10/2010 6:35:30 PM
mmckune	$25.00	$25.00	3/10/2010 4:40:55 PM
Bob450	$25.00	$25.00	3/10/2010 8:35:47 PM
sympathetic-asset	$25.00	$25.00	3/10/2010 6:35:28 PM
shiny-revenue	$25.00	$25.00	3/11/2010 5:03:37 AM
teller	$25.00	$25.00	3/11/2010 7:42:28 AM
preventivepestcontrol	$75.00	$75.00	3/11/2010 10:20:56 AM
treasure-bliss	$100.00	$100.00	3/11/2010 6:08:01 AM
orbital-gold4	$25.00	$25.00	3/11/2010 11:14:51 AM
uprising35	$25.00	$25.00	3/11/2010 8:34:38 AM
bold-durability-drum	$25.00	$25.00	3/11/2010 1:29:54 PM
martinnc	$25.00	$25.00	3/11/2010 1:49:12 PM
red-undaunted-kindness	$56.21	$56.21	3/11/2010 1:49:34 PM
RugbyNick2126	$25.00	$25.00	3/11/2010 1:49:28 PM
important-ore	$42.00	$42.00	3/11/2010 2:28:06 PM
lucrative-loan	$25.00	$25.00	3/11/2010 2:27:32 PM
investment-oasis	$25.00	$25.00	3/11/2010 2:28:12 PM
Cheburashka	$25.00	$25.00	3/11/2010 1:49:07 PM
ktfritz	$25.00	$25.00	3/11/2010 1:49:14 PM
gain-seagull9	$25.00	$25.00	3/11/2010 1:49:38 PM
nourishing-interest0	$25.00	$25.00	3/11/2010 1:55:11 PM
boater01	$46.67	$46.67	3/11/2010 2:27:50 PM
aquistoyraul	$50.00	$25.12	3/11/2010 2:43:39 PM
wphmd	$25.00	$25.00	3/10/2010 4:23:13 PM
AF-Chief	$28.00	$28.00	3/10/2010 4:23:21 PM
torion	$25.00	$25.00	3/10/2010 4:33:11 PM
irrelevant	$25.00	$25.00	3/10/2010 4:34:23 PM
top-silver-american	$25.00	$25.00	3/10/2010 4:34:41 PM
RetiredATC	$25.00	$25.00	3/10/2010 4:35:18 PM
sharp-bill2	$40.00	$40.00	3/10/2010 4:35:28 PM
jokerj006	$25.00	$25.00	3/10/2010 4:36:40 PM
personal-lender	$25.00	$25.00	3/10/2010 4:33:50 PM
bigdogsafety1	$25.00	$25.00	3/10/2010 4:37:14 PM
honorable-yield	$50.00	$50.00	3/10/2010 4:34:46 PM
fightinjoe	$25.00	$25.00	3/10/2010 4:35:08 PM
Supernick	$25.00	$25.00	3/10/2010 4:36:29 PM
zeraphm	$25.00	$25.00	3/10/2010 5:42:31 PM
mrscenicroute	$25.00	$25.00	3/10/2010 8:44:44 PM
a-goal-bill	$25.00	$25.00	3/10/2010 6:35:29 PM
flexible-value	$26.00	$26.00	3/10/2010 6:35:43 PM
leodaguy	$25.00	$25.00	3/11/2010 1:22:36 AM
dollar-birdie	$25.00	$25.00	3/11/2010 5:02:52 AM
progressive-asset	$100.00	$100.00	3/11/2010 5:03:36 AM
asset-professor	$75.00	$75.00	3/10/2010 8:37:22 PM
LenderExtraordinaire	$25.00	$25.00	3/11/2010 9:33:37 AM
durability-balance4	$50.00	$50.00	3/11/2010 5:02:54 AM
jhouman	$25.00	$25.00	3/11/2010 10:54:28 AM
treasure-hunter270	$25.00	$25.00	3/11/2010 12:03:54 PM
integrity-doctor	$25.00	$25.00	3/11/2010 1:05:58 PM
bchen78875	$25.00	$25.00	3/11/2010 1:23:36 PM
currency-zenith	$25.00	$25.00	3/11/2010 2:21:38 PM
gracej	$25.00	$25.00	3/11/2010 2:28:08 PM
fcb202	$25.00	$25.00	3/11/2010 2:34:18 PM
hopethisworks	$200.00	$200.00	3/11/2010 1:03:02 PM
wahoo-trader	$25.00	$25.00	3/11/2010 1:49:19 PM
aquistoyraul	$26.00	$26.00	3/11/2010 2:42:50 PM
71 bids